UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019 (August 28, 2019)

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 19th Fl. New York, NY 10173	10173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-9319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	APLT	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into an employment agreement with Dr. Riccardo Perfetti, the Company’s Chief Medical Officer, on August 28, 2019, and with Dr. Mark Vignola, the Company’s Chief Financial Officer, on August 29, 2019. These employment agreements supersede each officer’s original offer letter with the Company.

The employment agreement with Dr. Perfetti provides that he will receive an annual base salary of $450,000 and will be eligible to receive an annual performance and retention bonus of up to 40% of his annual base salary. The employment agreement with Dr. Vignola provides that he will receive an annual base salary of $400,000 and will be eligible to receive an annual performance and retention bonus of up to 40% of his annual base salary, with the annual bonus for 2019 guaranteed at 40% of his annual base salary.

The employment agreements further provide that the officers will be eligible to receive certain severance payments and benefits upon a qualifying termination of the officer’s employment by the Company without “cause” or by the officer for “good reason” (in each case as such terms are defined in the applicable employment agreement), subject to the officer’s execution of a release of claims in favor of the Company.

For Dr. Perfetti, the severance payments and benefits consist of (1) 12 months of base salary continuation, (2) a lump sum target annual bonus payment, (3) continued payment for the cost of health care coverage for 12 months and (4) accelerated vesting of any then-unvested shares subject to an outstanding option.

For Dr. Vignola, the severance payments and benefits consist of (1) 9 months of base salary continuation, (2) a pro-rated lump sum target annual bonus payment, (3) continued payment for the cost of health care coverage for 9 months and (4) accelerated vesting of any then-unvested shares subject to an outstanding option if his qualifying termination occurs three months prior to, upon, or within 12 months following a “change in control” (as such term is defined in Dr. Vignola’s employment agreement).

Dr. Perfetti and Dr. Vignola each also executed a copy of the Company’s Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement in connection with the execution of the employment agreement.

The foregoing description of the terms of the employment agreements with Dr. Perfetti and Dr. Vignola is a summary of certain of their terms only and is qualified in its entirety by the full text of the agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated August 28, 2019, between Applied Therapeutics, Inc. and Riccardo Perfetti.

10.2	Employment Agreement, dated August 29, 2019, between Applied Therapeutics, Inc. and Mark Vignola.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: September 4, 2019	By:	/s/ Mark Vignola, Ph.D.
	Name:	Mark Vignola, Ph.D.
	Title:	Chief Financial Officer